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                                                                    EXHIBIT 15

July 7, 1994

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Dear Sirs:

We are aware that Cyprus Amax Minerals Company has incorporated by reference our reports dated November 4, 1993 and May 13, 1994 (issued pursuant to the provisions of Statement on Auditing Standards No.71) in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-3 (No. 33-54097) to be filed on or about July 6, 1994. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

/s/ Price Waterhouse

PRICE WATERHOUSE